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                             UFP TECHNOLOGIES, INC.

                    1998 DIRECTOR STOCK OPTION INCENTIVE PLAN

         1. STATEMENT OF PURPOSE. This 1998 Non-employee Director Stock Option Plan (the "Plan") intended to promote the interests of UFP Technologies, Inc., a Delaware corporation (the "Company") by offering non-employee members of the Board of Directors of the Company (individually a "Non-employee Director" and collectively "Non-employee Directors") the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Company.

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or by any committee of the Board of Directors, including the Compensation Committee (the "Committee"). The Committee shall have full and plenary authority to interpret the terms and provisions of the Plan.

         3. ELIGIBILITY. Non-employee Directors of the Company shall be eligible to receive grants of non-statutory options under this Plan (individually an "Option" and collectively "Options") pursuant to the provisions of Section 5 hereof.

         4. STOCK SUBJECT TO PLAN. The stock issuable under this Plan shall be shares of the Company's Common Stock, par value $.01 per share (the Common Stock). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company. The aggregate number of shares of Common Stock issuable upon exercise of Options under this Plan shall not exceed 150,000 shares, subject to adjustment from time to time in accordance with Section 10 hereof.

         5.  GRANTING OF OPTIONS.

         a.  AUTOMATIC GRANTING OF OPTIONS.

         Commencing July 1, 1999, and continuing in effect on July 1, in each subsequent calendar year, each individual who is at the time serving as a Non-employee Director shall receive an automatic grant of an Option to purchase 2,500 shares of Common Stock (subject to adjustment as provided in Section 10 hereof). Each Option granted pursuant to this Section 5(a) (herein referred to individually as an "Automatic Option" or collectively as "Automatic Options") shall be for a term of ten (10) years. Each Option shall become exercisable for any or all of the shares covered by such Option on the later of the date on which this Plan is ratified by the

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shareholders of the Company or six months after the date of automatic grant pursuant to this Section 5(a). The Automatic Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing automatic grant dates under this Section 5(a) are herein referred to individually as an "Automatic Grant Date" and collectively as "Automatic Grant Dates".

         b.  OPTIONS IN LIEU OF DIRECTOR FEES.

         (i) Each Non-Employee Director may elect to receive any or all of his or her annual director fees or fees for serving as a member of any committee of the Board of Directors earned during the second half of 1998 and each subsequent calendar year in the form of Non-Qualified Stock Options under this Section 5(b). Each Option granted pursuant to this Section 4(b) is herein referred to individually as an "Elective Option" or collectively as "Elective Options". Each such election must be irrevocable, and made in writing and filed with the Secretary of the Company by June 30, 1998 (for fees earned in the second half of 1998) and (for fees earned in subsequent calendar years) by December 31 of each year for fees to be received in the following calendar year.

         (ii) A Non-Employee Director may file a new election each calendar year applicable to fees earned in the immediately succeeding calendar year. If no new election or revocation of a prior election is received by December 31 of any calendar year, the election, if any in effect for such calendar year shall continue in effect for the immediately succeeding calendar year. If a director does not elect to receive his or her fees in the form of Non-Qualified Stock Options, the fees otherwise due such director shall be paid in accordance with the normal payment dates of director fees, as the same may be amended from time to time by the Company.

         (iii) The number of common shares covered by each Elective Option granted in any year under this Section 5(b) shall be determined based on an independent appraisal for such year of the intrinsic value of options granted hereunder and the amount of fees covered by the director's election for such year. The number of common shares covered by options granted in 1998 (as determined under this procedure) shall be the number of whole shares equal to
(A) the product of three (3) times the amount of fees which the director has elected under subsection (i) to receive in the form of Elective Options, divided by (B) One Hundred percent (100%) of the fair market value of one common share on the grant date. Any fraction of a share shall be disregarded, and the remaining amount of the fees corresponding to such option shall be paid in cash.

         (iv) Each Elective Option due a director under this Section 5(b) shall be

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issued as of the date of the Annual Meeting of Stockholders of the Company held in the calendar year during which the corresponding fees otherwise due the director would have been paid and at a purchase price equal to One Hundred percent (100%) of the fair market value of the common shares covered by such option on the grant date, provided, however, that with respect to fees earned during the second half of 1998, the date of grant shall be July 15, 1998. Each Elective Option shall have a term of ten (10) years and shall become exercisable for any or all of the shares covered by such Elective Option on the later of the date on which this plan is ratified by the shareholders of the Company or six months after the date of grant pursuant to this Section 5(b). The Elective Option shall thereafter remain so exercisable until the expiration or sooner termination of the Option term. The foregoing elective grant dates under this Section 5(b) are herein referred to individually as an "Elective Grant Date" and collectively as "Elective Grant Dates"

         c.  DISCRETIONARY GRANTING OF OPTIONS.

         (i) In addition to the Automatic Options and Elective Options, the Committee may grant non-qualified options to Non-Employee Directors from time to time in the discretion of the Committee subject to the provisions of this Section 5(c) and the other provisions of this Plan. Each Option granted pursuant to this Section 5(c) is herein referred to individually as a "Discretionary Option" or collectively as "Discretionary Options". The grant of a Discretionary Option pursuant to this Section 5(c) shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the Non-Employee Director, stating the number of shares of Common Stock subject to such Option evidenced thereby and in such form as the Committee may from time to time determine.

         (ii) Subject to the provisions of Section 8 hereof, each Discretionary Option shall be for a term of not more than ten years. Each Discretionary Option shall become exercisable in such installments as may be determined from time to time by the Committee but not earlier than the date on which this Plan is ratified by the shareholders of the Company. In addition, subject to such shareholders ratification, the Committee may, in its discretion (i) accelerate the exercisability of such option subject to such terms as the Committee deems necessary and appropriate to effectuate the purpose of the Plan; or (ii) at any time prior to the expiration or termination of any Option previously granted, extend the term of any such option for such period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

         (d) The Non-employee Directors receiving Options are herein referred to

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individually as an "Optionee" and collectively as "Optionees." Options granted under this Plan are not intended to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         In the event that an Option expires or is terminated or canceled unexercised as to any shares of Common Stock, the shares subject to the Option, or portion thereof not so exercised, shall be available for subsequent grants of Automatic Options, Elective Options or Discretionary Options under this Plan.

         Should the total number of shares of Common Stock at the time available under this Plan not be sufficient for the automatic or elective grants to be made at that particular time, the available shares shall be allocated proportionately among all Automatic and Elective Option grants to be made at that time.

         6. EXERCISE PRICE. The exercise price of a Discretionary Option shall be determined by the Committee in its discretion, and may be greater than, but not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option. The exercise price of an Automatic Option or an Elective Option shall be 100% of the fair market value of Common Stock as of the applicable Automatic Grant Date or Elective Grant Date. Such fair market value shall be deemed to be the last trading price of the Common Stock on the trading day next preceding the date of the grant of the option except that if the Common Stock is then listed on any national exchange, fair market value shall be the mean between the high and low sales price on the trading day next preceding the date of grant of the option. If shares of the Common Stock shall not have been traded on any national exchange or interdealer quotation system for more than 10 days immediately preceding the date of grant of such option or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be determined by the Committee in such manner as it may deem appropriate. In no event shall the exercise price of any share of Common Stock be less than its par value.

         7. EXERCISE OF OPTION. An Option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, or its equivalent, or by tendering previously owned shares of the Common Stock of the Company, or by a combination of these methods. Payment may also be made, in the discretion of the Committee, by delivery (including delivery by facsimile transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price, or by any other means which the Committee, in its discretion, determines to be consistent with the

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Plan's purpose and applicable law. For the purpose of this Section 7, the per share value of the Common Stock of the Company shall be the fair market value determined in accordance with Section 6 hereof, except using the trading day next preceding the date of exercise. Any Optionee holding two or more options that are partially or wholly exercisable at the same time may exercise said options (to the extent they are then exercisable) in any order the Optionee chooses, regardless of the order in which said options were granted.

         In connection with the exercise of options granted under the Plan, the Company may make loans to the Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of the Common Stock having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

         At the time of exercise of any Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee (or his or her heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option and a stop transfer order may be placed with the transfer agent. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the issue or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         8. TERMINATION OF BOARD MEMBERSHIP - EXERCISE THEREAFTER. Should an Optionee cease to be a member of the Board of Directors of the Company for any

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reason other than death or permanent disability, such Optionee's Options may be exercised (to the extent they were exercisable on the date of such termination) by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representative, as the case may be, during their specified term but not later than three (3) months after the date of such termination.

         Should an Optionee cease to be a member of the Board of Directors of the Company because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as subsequently amended), such Options may be exercised in full, by the Optionee or, if he or she is not living, by his or her heirs, legatees or legal representatives, as the case may be, during their specified term but not later than one (1) year after the date of death or permanent disability.

         9. NON-TRANSFERABILITY. Except as otherwise provided in an Optionee's option agreement, or as otherwise permitted by the Committee in its discretion, Options shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, during the lifetime of the Optionee, Options shall be exercisable only by the Optionee.

         10. ADJUSTMENTS. The number of shares subject to this Plan and to Options granted under this Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to Options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted, on an equitable basis for each share of Common Stock then subject to this Plan, whether or not at the time subject to outstanding Options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, an equitable adjustment shall be made in the number of shares of Common Stock then subject to this Plan, whether or not then subject to outstanding Options. In the event of any such adjustment the exercise price per share shall be proportionately adjusted.

         11. AMENDMENT OR DISCONTINUANCE OF PLAN. This Plan may from time to time be amended or discontinued by action of the Board of Directors or by the stockholders of the Company; provided that no such amendment or discontinuance shall change or impair any Options previously granted without the consent of the

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Optionee.

         12. NO IMPAIRMENT OF RIGHTS. Nothing in this Plan or any Automatic Grant or Elective Grant made pursuant to this Plan shall be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any Optionee from service on the Board of Directors of the Company at any time in accordance with the provisions of the Company's By-laws and applicable law.

         13. EFFECTIVE DATE. This Plan was adopted and authorized by the Board of Directors of the Company on June 3, 1998 subject to the ratification by the stockholders of the Company and became effective on July 15, 1998, subject to such stockholder approval. If the Plan is ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the next following stockholders' meeting, it shall be deemed to have become effective on the Effective Date of July 15, 1998. Options may be granted under the Plan prior to ratification of the Plan by the stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of ratification of the Plan by stockholders of the Company; provided, however that if the Plan is not ratified by stockholders, all options granted hereunder shall be canceled and void.




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